UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2008

MACROCHEM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-13634	04-2744744
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Broad Street, 22nd Floor New York, New York	10004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:          (212) 514-8094

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

On July 10, 2008, Access Pharmaceuticals, Inc., a Delaware corporation (“Access”), MACM Acquisition Corporation (“Merger Sub”), a wholly owned subsidiary of Access and a Delaware corporation, and MacroChem Corporation, a Delaware corporation (“MacroChem”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) for the disposition of MacroChem upon the terms and subject to the conditions set forth in the Merger Agreement.  Pursuant to the Merger Agreement, subject to certain conditions, Merger Sub will merge with and into MacroChem, with MacroChem continuing as the surviving corporation and becoming a wholly owned subsidiary of Access (the “Merger”).  The Board of Directors of Access and MacroChem have each approved the Merger and the Merger Agreement.

In connection with the Merger, all of MacroChem’s common stock that is outstanding at the effective time of the Merger (the “Effective Time”), together with the In the Money MacroChem Warrants, will be converted into a maximum of 2.5 million shares of Access’ common stock. No fractional shares of Access’s common stock will be issued as a result of the Merger.

At July 10, 2008, there were 45,798,412 shares of MacroChem common stock outstanding.  At July 10, 2008, there were outstanding warrants to purchase 20,445,984 shares of MacroChem common stock and options to purchase 7,376,488 shares of MacroChem common stock that are not expected to be exercised prior to the Effective Time and are expected to be cancelled and void ab initio at the Effective Time.

The completion of the Merger is subject to various customary conditions, including obtaining the approval of the MacroChem stockholders. The Merger is intended to qualify as a reorganization for federal income tax purposes.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which will be filed with MacroChem’s quarterly report on Form 10-Q for the three month period ended June 30, 2008.

Additional Information about the Merger and Where to Find It

In connection with the proposed Merger, Access and MacroChem intend to file relevant materials with the Securities and Exchange Commission (“SEC”), including a registration statement on Form S-4 that will contain a prospectus and an information statement. Investors and security holders of MacroChem are urged to read these materials when they become available because they will contain important information about Access, MacroChem and the Merger. The information statement, prospectus and other relevant materials (when they become available), and any other documents filed by Access or MacroChem with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and security holders are urged to read the information statement, prospectus and other relevant materials when they become available before making any voting or investment decision with respect to the Merger.

Item 8.01. Other Events

On July 10, 2008, Access issued a press release announcing that it entered into a definitive agreement to acquire MacroChem.

The full text of the press release is furnished as Exhibit 99.1 to Access’ current report on Form 8-K filed on the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACROCHEM CORPORATION

By:	/s/ David P. Luci
David P. Luci
President & Chief Business Officer

Date:  July 16, 2008